CORRESPONDENT ORIGINATION AND SALES AGREEMENT
                  ---------------------------------------------
                              Closed Loan Purchases

         This Origination and Sales Agreement ("Agreement") is made this 27th day of April, 1999, by and between CHASE MANHATTAN MORTGAGE CORPORATION d/b/a Chase Manhattan Funding ("Chase"), a New Jersey corporation with offices located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675, its successors and assigns, and WESTMARK MORTGAGE CORPORATION ("Correspondent"), whose principal office is located at 8000 N. Federal Highway, Boca Raton, Florida 33487.

                                   BACKGROUND
                                   ----------

         This Agreement governs the origination, sale, and transfer of residential Loans, including the transfer of Servicing Rights. From time to time, Correspondent may offer to sell and Chase may agree to buy loans which meet Chase requirements in accordance with the terms set forth herein.

         In consideration of the mutual promises, covenants, and agreements contained herein, the parties agree as follows

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 As used in this Agreement, the following capitalized terms shall have the following meanings, unless the context requires otherwise:

         "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related collateral is located to reflect of record the transfer of the Loan from the originator to Chase.

         "CMF Correspondent Manual": The written information and instructions provided to Correspondent by Chase which establishes guidelines and procedures, rate reservation, underwriting, and delivery requirements of the Credit File and Loan File to be purchased by Chase, as amended by Chase from time to time in its sole discretion, including notices or bulletins issued by Chase.

         "Closing Date": The date on which a Loan transaction is fully executed by and disbursed to the Mortgagor.

         "Commitment": Chase's written confirmation for the purchase of a Loan or a group of Loans at a given Purchase Price, as outlined in the CMF Correspondent Manual.

         "Credit File": All documentation required by Chase for underwriting review as set forth in the CMF Correspondent Manual.

         "Expiration Date": With respect to any Commitment, the expiration date thereof.

         "Fraudulent Document": Any Loan File document which, in the reasonable judgment of Chase, is falsified, defective, misleading or inaccurate in any material respect.

         "Investor Rights": Any and all rights and privileges associated with the ownership of a Loan, including but not limited to the right to receive all payments of principal and interest paid by a Mortgagor.

         "Loan(s)": 1-4 unit residential Loans (including Investor Rights and Servicing Rights) which are subject to this Agreement.

         "Loan File": All documentation required for a Loan as established by the CMF Correspondent Manual, including but not limited to the Mortgage Note (properly endorsed to the order of Chase), the recorded Mortgage, the recorded Assignment of Mortgage, evidence of all required insurance, all required disclosures, and any other documentation required by the CMF Correspondent Manual.

         "Loan-to-Value": the original principal amount of the Mortgage Note divided by the lesser of the appraised value of the Property or the purchase price if the Loan is a purchase transaction.

         "Mortgage": The mortgage, deed of trust or other security instrument which secures a Mortgage Note end creates a first lien on an estate in fee simple in real property (including a condominium or leasehold where and when permitted by Chase).

         "Mortgage Note": The promissory note of a Mortgagor secured by a Mortgage.

         "Mortgagor(s)": The maker(s), obligor(s) and/or guarantor(s) of a Mortgage Note.

         "Property": The residential real property consisting of land and a one-to-four family dwelling which is completed and ready for occupancy. The dwelling may be a condominium unit or a unit in a planned unit development or other property type as set forth in the GMF Correspondent Manual, none of which Is a mobile home or a cooperative apartment.

         "Purchasable Loan(s)": A Loan which meets all the requirements for purchase set forth in the CMF Correspondent Manual and has been approved for purchase by Chase.

         "Purchase Date": The date when the Purchase Price is paid by Chase (without regard to any funds held by Chase for any reason).

         "Purchase Price": The purchase price for the Loan(s) described in each Commitment which shall be equal to the sum of: (i) the outstanding principal amount of the Loan as of the related Purchase Date times the Purchase Price Percentage set forth in the Commitment plus (i) all interest accrued (up to but not including the Purchase Date) and unpaid; and less (iii) any fees outlined in the CMF Correspondent Manual.

         "Purchase Price Percentage": The price paid by Chase pursuant to the terms of the related Commitment and expressed as a percentage of the outstanding principal amount as of the related Purchase Date.

         "Repurchase Price": The greater of par or the related Purchase Price Percentage, multiplied by the outstanding principal amount on the date of repurchase, plus: (i) accrued interest at the rate set forth under the Mortgage Note through the last day of the month in which such repurchase occurs; (ii) any and all costs and expenses, including reasonable attorney fees incurred by Chase to effect the repurchase; and (iii) any and all advances made by Chase and charges due from Mortgagor.

         "Servicing Rights":  All rights to service Loans for investors.

         "Third Party Origination": Any Loan for which a Third Party Originator performs a significant portion of the origination process for a fee, including but not limited to, processing the loan application, ordering appraisals and/or credit reports, verifying income and/or employment.

         "Third Party Originator": Any person or entity, not an employee of Correspondent, who is duly authorized to perform all or part of the origination process, including but not limited to processing a loan application, ordering appraisals and/or credit reports, verifying income and/or employment, and who is compensated by Correspondent for this activity.

                                   ARTICLE II
                             SUBMISSION AND APPROVAL
                             -----------------------

         Section 2.1 Submission. Correspondent may, from time to time, submit Credit Files or Loan Files to Chase for approval in accordance with the CMF Correspondent Manual In connection with a closed Loan, from the date Correspondent submits a Credit File or a Loan File to Chase, until Chase notifies Correspondent of its underwriting decision (and, if credit is approved, until Chase purchases the Loan), Correspondent will not offer the Credit File or Loan File for purchase to any other person. Such underwriting decision shall be made by Chase within three (3) Business Days of submission for any individual Loan delivery and within the time set forth in the Commitment for any delivery consisting of a group of Loans.

         Section 2.2 Acceptance/Rejection of Loan. Following receipt by Chase of a Credit File or Loan File, Chase shall, notify Correspondent of Chase's underwriting decision as outlined in the CMF Correspondent Manual and/or the Commitment. Chase may accept or reject any proposed Loan based on applicable underwriting and origination guidelines as provided by Chase. If the proposed Loan is rejected, Chase shall promptly return the Credit File and/or Loan File to Correspondent.

         Section 2.3 Rate Reservation. In connection with individual Loan deliveries, Correspondent may request a rate quotation and rate confirmation in accordance with the CMF Correspondent Manual. In order to receive payment for a Loan based on a rate confirmation or on a Commitment, Correspondent must deliver to Chase a Purchasable Loan File and Credit File, including any required fees and any additional information concerning the Property and/or the applicant which Chase may deem necessary, prior to the Expiration Date. As set forth in the CMF Correspondent Manual, if timely delivery of a closed Loan is not made, Chase reserves the right to reprice the Loan.

         Section 2.4 Revision of Requirements. Chase may from time to time amend or revise its documentation requirements, underwriting criteria or other requirements pertaining to any residential Loan program. Notice of any such amendment shall be given as set forth in the CMF Correspondent Manual.

                                   ARTICLE III
                              DELIVERY AND PAYMENT
                              --------------------

         Section 3.1 Timely Delivery of Loans. For each Loan purchased by Chase, Correspondent shall promptly deliver the Loan File and Credit File. Correspondent shall do al[ further acts necessary to perfect Chase's title to and security for each such Loan end to execute and deliver additional documents reasonably required by Chase.

         Correspondent acknowledges that time is of the essence in connection with the delivery of all Loans locked and closed by Correspondent or its Chase approved Third Party Originator. Correspondent acknowledges and understands that Chase has executed forward commitments to sell and immediately deliver Loans to third parties. Loans must be delivered before the Expiration Date.

         Section 3.2 Payment of Purchase Price. Chase shall pay Correspondent the Purchase Price for each Loan after receipt of a complete Loan File and Credit File in accordance with the CMF Correspondent Manual. Chase will pay the Purchase Price to the Correspondent or, if applicable, to the warehouse lender as instructed by an appropriate bailee agreement. In order to receive payment of the Purchase Price, Correspondent must comply with all document delivery requirements established by the CMF Correspondent Manual. For rescindable Loans, payment of the Purchase Price shell be made on or after the rescission period has elapsed. payment of any fee to Correspondent does not evidence the acceptability of the Loan F IC or the Credit File.

         Unless earlier agreed in writing by Chase, no fees, commissions, or any other consideration shall be paid to Correspondent or any Third Party Originator for any Loan submitted to Chase for purchase Correspondent covenants and agrees that: (i) the compensation received by Correspondent or any Third Party Originator shall not exceed the fair market value of Its services; (ii) neither Correspondent nor any Third Party Originator shall accept any fee or other compensation except as permitted by applicable law and regulation; and (iii) neither Correspondent nor any Third Party Originator has disclosed any fee or other compensation in writing to the applicant, and Chase except as required by applicable law and regulation.

         Section 3.3 Investor Rights and Servicing Rights. The Purchase Price of each Loan shall include all Investor Rights and Servicing Rights and benefits pertaining to such Loan. Correspondent shall execute and deliver documentation, as outlined by the CMF Correspondent Manual, sufficient to transfer all Investor Rights and Servicing Rights from Correspondent to

Chase free and clear of all claims, liens and encumbrances, and to enable Chase (or its designated representative) to own, sell and service such Loan.

         Section 3.4 Inspection of Loan Files. Chase reserves the right to inspect all Loan Files and Credit Files and satisfy itself that all Loans comply with the applicable Commitment, and Correspondent's representations concerning the Loans, however, no such inspection shall minimize any rights to recovery under the terms of this Agreement. The Loan Files and Credit Files shall evidence compliance with all federal and state rules, orders and regulations affecting the Loans. Correspondent shall make Chase the loss payee of each hazard and Flood insurance policy. Ownership of, and title to, a Loan will be vested in Chase only when a Loan is accepted by Chase.

         Section 3.5 Premium Recapture. With respect to any Loan for a period of one year following the Purchase Date of each such Loan, Correspondent shall rebate to Chase a portion of the premium paid for any Loan that is paid off in full during the first year after its respective Purchase Date as follows: one twelfth (1/12) of the premium paid for each full or partial month remaining in the one year period following the Purchase Date. Correspondent shall pay Chase such rebate within ten (10) days after it receives written notice of full payoff from Chase.

         In the event the Loan provides for a prepayment penalty (as outlined in the CMF Correspondent Manual and legally enforceable), Chase agrees to offset the amount of any prepayment penalty actually collected against any premium recapture payment due Chase from Correspondent under this section.

                                   ARTICLE IV
                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF CORRESPONDENT
                           --------------------------

         Section 4.1 Representations and Warranties regarding Correspondent. After due and diligent investigation and inquiry, and notwithstanding any assignment without recourse, Correspondent represents and warrants to Chase as of the date of execution of this Agreement through and including each Purchase Date, the following:

         A. Correspondent is duly organized, validly existing, and In good standing under the laws of the state of its organization and has all qualifications, registrations, licenses, and permits necessary to carry on its business in each state in which Correspondent originates or purchases Loans, and in any event Correspondent is in compliance with the laws of any state to the extent necessary to ensure the enforceability of each Loan in accordance with the terms of this Agreement Correspondent agrees to provide Chase with copies of all applicable licenses, permits, etc. evidencing compliance with this Section 4.1A upon request. Correspondent has all requisite power, authority and consent to hold transfer and convey each Loan, to sell each and to execute, deliver and perform this Agreement and any agreements contemplated hereby. All requisite action has been taken by Correspondent to make this Agreement and any agreements contemplated hereby valid and binding upon Correspondent in accordance with its terms.

         B. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Correspondent and will not result in:
(a) a breach of any term or provision of the charter or bylaws of Correspondent;
(b) the breach of any term or provision of, or conflict with, or constitute a default under any agreement to which Correspondent or its property is subject or
(c) the violation of any law, rules, regulation, order, judgment or decree to which Correspondent or its property is subject;

         C. There is no claim, litigation, investigation or proceeding pending or threatened, or any order or decree outstanding, against or otherwise is reasonable likely to materially adversely affect Correspondent, Correspondent's business, or performance of its obligations under this Agreement or any Loan and Correspondent has no knowledge of any circumstances indicating that any such suit investigation or proceeding is likely or imminent;

         D. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Correspondent of or compliance by the Correspondent with this Agreement, or the sale of the Loans and delivery of the Mortgage Files to Chase or the consummation of the transactions contemplated by this Agreement, except for consents, approvals, authorizations and orders which have been obtained;

         E. Correspondent does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement. The transfer, assignment and conveyance of Loans by Correspondent pursuant to this Agreement are in the ordinary course of Correspondent's business and are not subject to the bulk transfer of any similar statutory provisions in effect in any applicable jurisdiction. Correspondent is not transferring the Loans with an actual intent to hinder, delay or defraud any of its creditors. Correspondent is solvent and will not be rendered insolvent by the sale of any Loans. Correspondent used no selection procedures that identified the Loans as being less desirable or valuable than other comparable Loans in the Correspondent's portfolio at the Purchase Date;

         F. The origination and servicing practices used by the Correspondent, with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the loan documents, and in all material respects proper and prudent in the mortgage origination and servicing business;

         Section 4.2 Representations and Warranties Regarding Loans. After due and diligent investigation and inquiry, Correspondent further represents and warrants to Chase that as of the Purchase Date:

         A. Except for Mortgages on leasehold property, the Mortgage creates a valid, subsisting and enforceable first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors.

         B. All payments due prior to the Purchase Date for such Loan have been made, the Loan has not been dishonored; there are no material defaults under the terms of the Loan; Correspondent has not advanced its own funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Loan; and there has been no more than one delinquency during the preceding twelve month period, and such delinquency did not last more than 30 days (an occurrence of a "rolling" past due will be considered a breach of this provision);

         C. There are no defaults by Correspondent in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established `in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable:

         D. The terms of the mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of Chase. No instrument of waiver, alteration or modification has been executed and no Mortgagor has been released, in whole or in part, from the terms thereof;

         E. The Mortgage Note end the Mortgage are not subject to any right of rescission, setoff, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Loan was originated;

         F. All buildings or other customarily insured improvements upon the Property are Insured by an Insurer acceptable under the CMF Correspondent Manual, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the CMF Correspondent Manual. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Correspondent and its successors in interest and assigns as loss payee and such clause is still In effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to the CMF Correspondent Manual. Such policy was issued by an insurer acceptable under the CMF Correspondent Manual. The Mortgage Obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such Insurance at the Mortgagor's cost and expense and to seek reimbursement therefor tom the Mortgagor;

         G. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Loan have been complied with in all material respects; the Correspondent maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Correspondent's office during normal business hours upon reasonable advance notice. The Loan is not subject to the Homeownership and Equity Protection Act of 1994 ("High Cost Mortgage Act"), (Section 103 (aa) of the Truth -in Lending Act, as amended and Section 226.32 of Regulation Z as amended), and satisfies Chase policy set forth in the CMF Correspondent Manual in relation to defining a "high cost mortgage";

         H. The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Property has not been released from the lien of the Mortgage, in whole or In part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Correspondent has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Loan to be in default, nor has the Correspondent waived any default resulting from any action or inaction by the Mortgagor.

         I. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Property, including all buildings on the Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principals of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Loan, or (B) which do not adversely affect the residential use or appraised value of the Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting, enforceable and perfected `first lien and first priority security interest on the property described therein, and the Correspondent has the full right to sell and assign the same to Chase;

         J. The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to principals of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Correspondent has taken all action necessary to transfer such rights of enforceability to Chase, All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Loan and to execute and deliver the

Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation negligence or similar occurrence with respect to a Loan has taken place on the part of Correspondent or the Mortgagor, or on the part of any other party involved in the origination of the Loan. The proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid or are in the process of being paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         K. The Correspondent is the sole owner and holder of the Loan and the indebtedness evidenced by the Mortgage Note. As of the Purchase Date, the Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment, sale or pledge to any person other than Chase, and the Correspondent had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Loan to Chase free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Loan pursuant to this Agreement and following the sale of the Loan, Chase will own such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Correspondent intends to relinquish all rights to possess, control and monitor the Loan;

         L. Each Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Chase as set forth in the CMF Correspondent Manual (including adjustable rate endorsements), issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Property is located, insuring (subject to the exceptions contained in (l)(1), (2) and (3) above) the Correspondent, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Correspondent, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to Chase or the assignment to Chase of the Correspondent's interest therein does not require the consent of or notification to the insurer and such lender's title Insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Correspondent, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         M. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither Correspondent, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         N. To the best of Correspondent's knowledge and belief, after diligent inquiry there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Property which are or may be liens prior to or equal to the lien of the related Mortgage;

         O. To the best of Correspondent's knowledge and belief, after diligent inquiry all improvements subject to the Mortgage which were considered in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Property except those which are insured against by the title insurance policy referred to in clause (L) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         P. The Loan was originated by or for the Correspondent. The Loan complies with all the terms, conditions and requirements of the underwriting standards set forth in the CMF Correspondent Manual in effect at the time of origination of such Loan (or as otherwise agreed to in the Commitment). The Mortgage Notes and Mortgages are on forms generally acceptable in the industry. The Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Loan if the related Property is sold without the prior consent of the mortgagee thereunder;

         Q. To the best of Correspondent's knowledge and belief, after diligent inquiry the Property is not subject to any material damage by waste, fire, earthquake, earth movement, windstorm, tornado, flood or other casualty which is not covered by insurance. At origination of the Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Property. To the best of Correspondent's knowledge there have not been any condemnation proceedings with respect to the Property and there are no such proceedings scheduled to commence at a future date;

         R. The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Property at a trustee's sale or the right to foreclose the Mortgage;

         S. If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by Chase to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

         T. The actual Loan-to-Value ratio of each Loan does not exceed the maximum amount permitted under the CMF Correspondent Manual for the applicable program and credit, grade. The appraisal prepared in connection with each Property provides an accurate estimate of the bona fide market value of such Property and was prepared by a licensed real estate appraiser, acceptable to Chase (meeting the requirements set forth in the CMF Correspondent Manual), with no direct or indirect interest in the Property;

         U. All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (b) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

         V. The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         W. The Loan does not contain any "graduated payment" features and no Loan is subject to a buydown agreement or contains any buydown provision.

         X. The Mortgagor is not in bankruptcy and, to the best of the Correspondent's knowledge, the Mortgagor is not insolvent the Correspondent does not have any knowledge of any circumstance or condition with respect to the Mortgage, the Property, or the Mortgagor that could reasonably be expected to cause investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or materially adversely affect the value or marketability of the Loan;

         Y. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Property is located;

         Z. As to Loans that are not secured by an Interest In a leasehold estate, the Property is located in the state identified in the Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a, or a mobile home. As of the date of origination, no portion of any Property is used for commercial purposes, and since the origination date, to the best of the Correspondent's knowledge, the Property is lawfully occupied and no portion of any Property is used for commercial purposes;

         AA. Principal payments on the Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Loan. The Mortgage
Note is payable on the first day of each month in monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

         BB. To the best of Correspondent's knowledge and belief, after diligent inquiry as of the date of origination of the Loan, the Mortgage Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates have been made or obtained from the appropriate authorities;

         CC. To the best of Correspondent's knowledge, there is no pending action or proceeding directly involving the Property in which compliance With any environmental law, rule or regulation is an issue; to the best of Correspondent's knowledge, there is no violation of any environmental law rule or regulation with respect to the Property; and Correspondent has not received any notice of any environmental hazard on the Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

         DD. No Loan was made in connection with the construction or rehabilitation of a Property or facilitating the trade-in or exchange of a Property;

         EE. The Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank a commercial bank, credit union, insurance company or an institution which is supervised and examined by federal or state authority;

         FF. With respect to any ground lease to which a Property may be subject: (I) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent end other charges reserved therein have been fully paid to the extent payable as of the Purchase Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be obsessed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; and (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect under, and will not contravene any provision of or cause a default under, such ground lease;

         GG. Correspondent has complied with all of its obligations under this Agreement;

         HH. All Loans purchased by Chase comply with all Chase and applicable private investor regulations requirements, and standards, and all representations and warranties required to be made by Correspondents therein are hereby made by Correspondent to Chase;

         II. To the best of Correspondent's knowledge and belief, after diligent inquiry no portion of any Property is for sale, and no portion of any Property identified as owner occupied is for lease. All required certificates of occupancy related to the Property have been obtained;

         JJ. The origination, servicing, recordkeeping and collection practices used with respect to each Loan have been and are in all respects in accordance with legal and prudent business practices;

         KK. No representation, warranty or written statement made by Correspondent in this Agreement, nor any application, documentation, schedule, exhibit, statement or certificate furnished to Chase by Correspondent contains any untrue statement of material fact or fails to state any material fact which could render such statement misleading. All information contained in the Credit File or Loan File is true, complete and accurate. Correspondent is not aware of any fact not set forth in the Credit File or Loan File which Chase might reasonably consider to be adverse to the approval of the loan, or would make the Loan ineligible for sale in the secondary market;

         LL. The Mortgagor is not seeking relief under the provisions of the Soldiers and Sailors Relief Act:

         MM. The Mortgage Note provides for a late charge equal to five percent of the outstanding payment due or the maximum late charge permitted by the state where the Loan was originated;

         NN. Correspondent has not entered into any agreement or understanding with Mortgagor or any other party to refinance any Loan sold to Chase hereunder.

         All of the representations and warranties set forth in Article IV shall survive and continue in force for the full remaining life of the Loan and are made for the benefit of Chase and its successors and assigns.

         Section 4.3 Covenants of Correspondent. Correspondent covenants and agrees with Chase as follows:

         A.       Correspondent shall notify Chase immediately of:

                  (i) any material changes in its ownership, financial condition, or principal management;

                  (ii) if following the sale of any Loan to Chase, Correspondent becomes aware of any fact or circumstance regarding any Loan of which would have caused the Loan to be ineligible for sale to Chase if known prior to such sale.

         B. At all times during the term of this Agreement, Correspondent shall be in compliance with the requirements that correspondent must maintain in order to be eligible to sell Loans to Chase, as set forth in the CMF Correspondent Manual.

         C. Correspondent shall timely deliver to each applicant a completed Regulation Z disclosure statement, Good Faith Estimate of Closing Costs, federally mandated fixed rate, or ARM disclosure, CHARMS and HUD booklets as applicable. Correspondent shall be responsible for compliance with aggregate accounting requirements relating to escrow account statements and escrow accounting procedures mandated by RESPA. Correspondent shall also be responsible for compliance with ECOA concerning notification of adverse action to an applicant whose Loan Package Chase does not accept (Chase may, at its option, deliver notice of adverse action to Correspondent for further delivery to applicant). Correspondent shall comply with Regulation Z concerning return of all monies paid by the applicant to Correspondent should the applicant rescind and Correspondent shall not seek reimbursement from Chase for such refund.

         D. Correspondent shall deliver evidence, in a form satisfactory to Chase, of such compliance, including, but not limited to copies of any notice or disclosure form furnished to an applicant.

         E. Correspondent utilizes only licensed real estate appraisers that meet the requirements set forth in the CMF Correspondent Manual, and whose approval and appointment is made in compliance with the regulations and standards contained in the Financial Institutions Reform Recovery and Enforcement Act.

         F. At all times during the term of this Agreement, Correspondent shall maintain a complete set of files and records of all business activities and operations conducted by Correspondent in its capacity as loan correspondent of Chase. Such files and records shall be maintained in a neat, orderly and organized manner. For a period of not less than twenty-five (25) months from and alter the date of termination or expiration of this Agreement Correspondent shall continue to maintain all such files and records at a reasonably accessible location. Alternatively, Correspondent may deliver to Chase all such files and records. At all times during the term of this Agreement and at all times during the twenty-five (25) month period following expiration or termination of this Agreement, Chase, its duly authorized agents, representatives and employees, any necessary party involved in any public offering (such as rating agencies) and federal and state regulatory agencies which supervise Chase shall have a right, upon reasonable notice, to audit, inspect and copy any of the foregoing records, report, files, and related materials of Correspondent, and Correspondent shall cooperate and assist in any such audit or inspection.

         G. Prior to the execution of this Agreement, Correspondent shall provide a resolution from its board of directors, authorizing the individual signing this Agreement to enter into this Agreement on behalf of Correspondent and authorizing specific individuals who may (i) enter into Commitments and assign and transfer Loan documents or (ii) appoint other individuals to enter into Commitments and assign and transfer Loan documents. Correspondent shall provide to Chase, within 150 days after the end of each fiscal year, audited financial statements of Correspondent (or other financial information acceptable to Chase) for such fiscal year. Correspondent acknowledges that it will be required to recertify certain information annually to Chase and agrees to supply any and all information reasonably requested by Chase to accomplish such recertification. Correspondent shall also provide any additional information reasonably requested by Chase, from time to time, including, but not limited to, proof of adequate licensing and bonding.

         H. Correspondent hereby `irrevocably assigns to Chase all of its rights, remedies, indemnities and causes of action arising out of or in connection with Correspondent's agreements, contracts, understandings, or other dealings with any Third Party Originator regarding any Loan sold and transferred to Chase pursuant to this Agreement.

                  All representations, warranties and covenants of Correspondent in this Agreement also shall be deemed to constitute representations, warranties and covenants by Correspondent regarding any Third Party Originator as if such Third Party Originator was the Correspondent hereunder, Correspondent shall bear the risk of the proper performance and/or involvement of Third Party Originator as if the Third Party Originator was the Correspondent, irrespective of Correspondent's knowledge of activities of the Third Party Originator, the Mortgagor, or otherwise.

                                    ARTICLE V
                       REMEDIES/REPURCHASE/INDEMNIFICATION

         Section 5.1 Breach of Representation of Warranty. Upon discovery of a breach of any representation, warranty or covenant set forth in this Agreement, the party discovering such breach shall give written notice to the other. Correspondent shall have sixty (60) days following its discovery or its receipt of notice of any such breach, to cure such breach to the reasonable satisfaction of Chase. If in the reasonable judgment of Chase such breach is not cured within such sixty (60) day period, or is incapable of being cured, Correspondent shall, at the request of Chase, proceed to repurchase the affected Loan (or Property, if title thereto is held by Chase at the related Repurchase Price.

         Section 5.2 Repurchase of Loans by Correspondent. Upon the occurrence of any of the following events, Correspondent agrees to immediately repurchase the related Loan (or Property, if title thereto is held by Chase), at the Repurchase Price.

         A. Correspondent fails to provide all of the documentation required by Chase and/or fails to satisfy all other requirements of this Agreement within one hundred twenty (120) days following the Purchase Date. Such date shall be extended to a date one hundred and eighty (180) days following the Purchase Date for documents sent out for recording, but not yet returned due to delays solely within the applicable recording office;

         B. Chase repurchases any Loan previously conveyed, transferred or assigned by Chase to any third party due to defects which existed prior to, or arose as a result of an occurrence on or before the Purchase Date provided, however, that such defect would have been the basis for repurchase based on contract between Chase and Correspondent.

         C. The Loan File or Credit File contains any Fraudulent Document regardless of whether or not such Loan is delinquent.

         Section 5.3 Reconveyance of Loan Following Repurchase by Correspondent. Upon repurchase by Correspondent, Chase will endorse the Mortgage Note without recourse and execute a recordable assignment of the Mortgage and reasonably cooperate in the transfer of the Loan and all information relating thereto to the Correspondent.

         Section 5.4 Indemnification. Each of Correspondent and Chase hereby agree to indemnify, save, and hold harmless the other, its successors and assigns, from and against any and all losses, damages, fines, costs or expenses of any nature, including loss of marketability and attorney's fees arid costs, resulting from breach of any representation or warranty, covenant or agreement, made by the other. This indemnification shall survive any termination or cancellation of this Agreement.

         Section 5.5 Early Payment Default. With respect to Loans for which the first scheduled monthly principal and interest amortization payment due to Chase is not paid by the Mortgagor when due and remains unpaid for thirty (30) days, Correspondent shall repurchase such Loan at the related Repurchase Price.

         Section 5.6 Review Appraiser. Chase may obtain a review appraisal of any Property in connection with its review of any Loan File. If the review appraisal indicates a fair market value which is more than ten (10%) percent less than the original appraisal value then upon demand, Correspondent shall repurchase the Loan at the Repurchase Price and reimburse Chase for the cost of the review appraisal In the event that Correspondent does not agree with the value set forth in the review appraisal, upon request, Chase shall, at the expense of Correspondent, obtain a second review appraisal, If such second review appraisal is also more than ten (10%) percent loss than the original appraisal value, Correspondent shall repurchase the Loan at the Repurchase Price and reimburse Chase for the costs of the review appraisal and the second review appraisal. Appraisals must possess the minimum qualifications specified in the Correspondent Manual, and appraisals must be performed in accordance with industry standards. The review Appraiser must determine the appraised value as of the original appraisal date using comparable sales that were available as of the date of the original appraisal.

         Section 5.7 Remedies not Exclusive. The remedies set forth in this
Article V, in other sections of this Agreement, and in the CMF Correspondent Manual, are in addition to and not to the exclusion of any and all rights and remedies available to Chase at law or in equity including specific performance.

                                   ARTICLE VI
                          TERMINATION OF THIS AGREEMENT
                          -----------------------------

         Section 6.1 Conditions of Termination. This Agreement may be terminated, as to the future submission of Loans, by either party upon fifteen
(15) days written notice. If prior to the effective date of termination, a rate and rate reservation period has been given by Chase to Correspondent or Correspondent has transmitted a Credit File or Loan File, or any part thereof, to Chase, then Chase shall accept assignment of the loan provided such Loan conforms to Chase's customary underwriting and origination guidelines as set forth in the CMF

Correspondent Manual, and Chase did not terminate this Agreement for cause. Notwithstanding any termination of this Agreement, the representations and warranties, covenants, agreements, and obligations of Correspondent, including but not limited to, its continuing responsibility to promptly supply Chase with outstanding documentation regarding Loans previously submitted for approval, and its obligation to repurchase Loans and to indemnify Chase as provided herein shall remain in full force and effect.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 7.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any permitted assignees. Correspondent may not assign, or delegate any of its rights, duties, and/or obligations hereunder without the written permission of Chase which may be withheld in its sole discretion. A change in ownership, merger, or consolidation of Correspondent shall be considered an assignment for purposes of this Agreement. Chase may assign this Agreement to any affiliate without consent.

         Section 7.2 Relationship between Parties. No exclusive relationship between Correspondent and Chase shall result from this Agreement. Correspondent is an independent contractor and nothing herein shall be construed to make Correspondent a partner, joint venture, employee or agent of Chase. Correspondent shall not make any statement which leads any third party to reasonably believe that it is an agent of Chase, and shall have no authority to bind or make any representations on behalf of Chase. Correspondent shall not use or refer to Chase's name in any form of advertising, written materials or circulars except as may be required by law.

         Section 7.3 No Third Party Benefits. This Agreement is made for the express benefit of Correspondent and Chase, not for the benefit or interest of any other persons or entities, including but not limited to Third Party Originators, and accordingly, no third party shall obtain or acquire any rights or interest in this Agreement or by reason of the performance or failure of performance of either of the parties hereto or of their respective rights, privileges, duties or obligations arising hereunder.

         Section 7.4 Entire Agreement. This Agreement, any addendum(s) attached hereto and executed by all parties, and the CMF Correspondent Manual constitute the entire understanding of the parties regarding the subject matter hereof. Any additions, changes, amendments or modifications of this Agreement must be in writing and executed by an authorized officer of Chase. The invalidity of any portion of this Agreement shall not affect the remaining provisions.

         Section 7.5 Notice. Any notice required to be given to a party hereto under the provisions of this Agreement must be in writing and delivered either personally, by telecopy transmission, or by certified mail to the other party at the addresses indicated herein above.

         Section 7.6 Captions. Paragraph or other headings Contained in this Agreement are for reference Purposes Only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 7.7 Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of New Jersey without giving effect to its principles of conflicts of law. THE PARTIES WAIVE THEIR RIGHTS TO A JURY TRIAL IN ANY ACTION UNDER THIS AGREEMENT.

         Section 7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one Agreement.

         Section 7.9 Limited Power of Attorney. Correspondent irrevocably appoints Chase as its attorney-in-fact for the limited purpose of permitting Chase to: (a) endorse any check, draft or other instrument n its possession which is made payable to Correspondent but which is due to Chase under the terms of this Agreement, and (b) endorse Mortgage notes to Chase and prepare Assignments of Mortgages in its possession.

         Section 7.10 Confidentiality. Correspondent shall not, at any time during or following termination of this Agreement, regardless of the manner, reason, time or cause of such termination, directly or indirectly disclose or furnish to any person not entitled to receive the same for the immediate benefit of Chase (except to the extent actually required in connection with any litigation between parties arising out of this Agreement or by applicable laws, any trade secrets or confidential information including, but not limited to, information related to Chase business operations, credit policies, procedures, Customers and the CMF Correspondent Manual.

         Section 7.11 Attorney Fees. In connection with any litigation or court proceeding arising out of the enforcement of this Agreement, the prevailing party shall be entitled to recover from the other, all cost incurred, including reasonable attorneys fees incurred for services rendered before suit is brought, prior to trial, at trial, or appeal, or in federal bankruptcy proceedings.

         Section 7.12 Set-off. Correspondent agrees that Chase may, at its option, deduct from any payment due Correspondent, any monies paid by Chase on behalf of Correspondent, or due to Chase based upon Correspondent's failure to perform under the terms of this Agreement, the CMF Correspondent Manual and/or any related documentation, including, but not limited to, premium recapture owned by Correspondent to Chase pursuant to Section 3.5

         Section 7.13 Non-Solicitation. Correspondent covenants and agrees that it will not directly or indirectly take any action, or cause any action to be taken by any of its agents, contractors, employees or affiliates, to (i) solicit the prepayment of, refinance of, or any alteration in payment procedures or terms of any Loan sold to Chase under the terms of this Agreement, or (ii) solicit any Loan sold to Chase under the terms of this Agreement for the purpose of making another loan, or establishing a line of credit, which will be secured in whole or in part, by a lien on such Mortgagor's principal residence. The preceding statement shall not preclude Correspondent from engaging in general advertising to encourage or recommend Loans offered by Correspondent, so long as such notices or other program materials are not addressed or directed to mortgagors of any Loan. In the event that a Mortgagor seeks to refinance a Loan with Correspondent, or an affiliate of Correspondent, and such Loan is then owned or serviced by Chase, Correspondent will offer Chase the right of first refusal with respect to the making of such refinancing Loan.

         Section 7.14 Prepayments and Delinquencies. Chase monitors the number of Loan closed and funded by Chase which are prepaid or which become delinquency. If Chase determines that the number of prepayments or delinquencies on Loans sold to it by Correspondent are, in its opinion, excessive, Chase reserves the right to limit the amount of fees Correspondent is able to earn with respect to future sales and transfers of Loans under this Agreement, and/or to terminate this Agreement Chase agrees to provide advance notice to Correspondent under this section.

         IN WITNESS WHEREOF Chase and the Correspondent have caused this Correspondent Origination and Sales Agreement to be executed as of the date and year first above written.

                                            CHASE MANHATTAN MORTGAGE CORPORATION

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                            CORRESPONDENT:

                                            WESTMARK MORTGAGE CORP.

                                            By: /s/ Payton Story, III
                                                --------------------------

                                            Title: President
                                                  ------------------------------


                   FORM OF BUSINESS ORGANIZATION [Circle one]
                   [Corporation, Partnership, Proprietorship]